Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

KORE Group Holdings, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-262001) of KORE Group Holdings, Inc. of our report dated April 15, 2024, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Atlanta, Georgia
April 15, 2024